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                                                                    Exhibit 16.1

July 20, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Ladies and Gentlemen:

We have read the statements made by Avery Communications, Inc. (copy attached), which we understand will be filed with the Commission, as paragraphs under the caption "Changes in Accountants" included in pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-65133) of Avery Communications, Inc. We agree with the statements concerning our Firm in such Form SB-2.


Very truly yours,


/s/ PricewaterhouseCoopers LLP


Copy to: Mr. Scot M. McCormick
Vice President and Chief Financial Officer
Avery Communications, Inc.
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                             CHANGES IN ACCOUNTANTS

   On June 11, 1999, PricewaterhouseCoopers LLP was dismissed as Avery's auditors, and King Griffin & Adamson P.C. was engaged on June 11, 1999, to audit the financial statements of Avery for fiscal year ended December 31, 1998. Avery's Board of Directors unanimously resolved to reappoint King Griffin & Adamson P.C. as Avery's independent accountants for the fiscal year ended December 31, 1998. King Griffin & Adamson P.C. had served as Avery's independent accountants since 1995 and was dismissed on February 10, 1999. PricewaterhouseCoopers LLP was engaged on February 10, 1999.

   PricewaterhouseCoopers LLP has not issued any reports on Avery's financial statements.

   Through the date of their dismissal, June 11, 1999, there were no disagreements with PricewaterhouseCoopers LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

   The Company has requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements in the immediately preceding two paragraphs. A copy of such letter is attached as Exhibit 16.1 to this Form SB-2.